EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated February 20, 1999, relating to the balance sheets of theglobe.com, inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and related schedule. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ KPMG LLP
New York, New York
April 9, 1999





                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated March 5, 1999, with respect to the financial statements of factorymall.com, inc. as of December 31, 1998 and 1997 and for the period from inception (April 15, 1996) to December 31, 1996 and for each of the two years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ KPMG LLP
Seattle, Washington
April 9, 1999